Exhibit 5.1

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

FOUR TIMES SQUARE

NEW YORK 10036-6522

TEL: (212) 735-3000

FAX: (212) 735-2000

October 18, 2019

OceanFirst Financial Corp.

110 West Front Street

Red Bank, New Jersey 07701

RE:	Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special counsel to OceanFirst Financial Corp., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-4 (File No. 333-233872) (the “Initial Registration Statement”) filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on September 20, 2019 and the Pre-Effective Amendment No. 1 to the Initial Registration Statement (“Amendment No. 1” and the Initial Registration, as so amended by Amendment No. 1, the “Registration Statement”) to be filed on the date hereof by the Company with the Commission under the Securities Act relating to the registration of 5,891,904 shares (the “Registered Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), and the issuance of up to the number of Registered Shares (the “Share Issuance”) that may become issuable upon the consummation of the merger (the “First-Step Merger”) of Hammerhead Merger Sub Corp., a New Jersey corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), with and into Two River Bancorp, a New Jersey corporation (“Two River”), with Two River continuing as the surviving corporation in the First-Step Merger and as a wholly-owned subsidiary of the Company, pursuant to the Agreement and Plan of Merger, dated as of August 9, 2019 (the “Merger Agreement”), by and among the Company, Merger Sub and Two River.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the General Rules and Regulations under the Securities Act.

In rendering the opinion stated herein, we have examined and relied upon the following:

(a)	the Initial Registration Statement;

(b)	Amendment No. 1 in the form to be filed with the Commission on the date hereof;

(c)	the Merger Agreement;

(d)	an executed copy of a certificate of Steven J. Tsimbinos, Executive Vice President, General Counsel and Corporate Secretary of the Company, dated the date hereof (the “Officer’s Certificate”);

(e)	a copy of the Company’s Certificate of Incorporation, as amended and in effect as of June 1, 2018 and as of the date hereof, certified by the Secretary of State of the State of Delaware on October 14, 2019, and certified pursuant to the Officer’s Certificate;

(f)	a copy of the Company’s Bylaws, as amended and in effect as of April 24, 2019 and as of the date hereof, certified pursuant to the Officer’s Certificate;

(g)	a specimen certificate representing the Common Stock;

OceanFirst Financial Corp.

October 18, 2019

(h)	a copy of certain resolutions of the Board of Directors of the Company, adopted on August 8, 2019, relating to the approval of the Merger Agreement and the transactions contemplated thereby, including the First-Step Merger and the Share Issuance, the filing of the Registration Statement and related matters, certified pursuant to the Officer’s Certificate; and

(i)	a copy of a certificate, dated October 14, 2019, and a bringdown verification thereof, dated the date hereof, from the Secretary of State of the State of Delaware with respect to the Company’s existence and good standing in the State of Delaware.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion stated below.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinion stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials, including the facts and conclusions set forth in the Officer’s Certificate and the factual representations and warranties contained in the Merger Agreement.

In rendering the opinion stated herein, we have also assumed that (i) if issued in physical form, the certificates evidencing the Registered Shares will be signed by the authorized officers of the Company and registered by the transfer agent and registrar and will conform to the specimen certificate examined by us evidencing the Common Stock or, if issued in book-entry form, an appropriate account statement evidencing the Registered Shares credited to the recipient’s account maintained with said transfer agent has been issued by said transfer agent and (ii) the issuance of the Registered Shares will be properly recorded in the books and records of the Company.

We do not express any opinion with respect to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that when the Registration Statement becomes effective under the Securities Act, the First-Step Merger is consummated in accordance with the terms of the Merger Agreement and the Registered Shares have been issued and delivered in accordance with the terms of the Merger Agreement and pursuant to the Registration Statement, the Registered Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

DCI